Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Registration Statement of HeZhong International (Holding) Limited to the Amendment No. 4 on Form F-1 of our report dated October 19, 2018, except for the Notes 1 and 3 which are dated December 10, 2018 and Notes 2 and 15 which are dated January 11, 2019 and March 5, 2019, Note 2 which is dated March 29, 2019, and Notes 1, 2, 3 and 12 which are dated July 3, 2019 with respect to our audits of HeZhong International (Holding) Limited as of June 30, 2018 and 2017, and the related consolidated statements of operations and comprehensive income (loss), changes in shareholders’ equity, and cash flows for each of the years in the two-year period ended June 30, 2018, and the related notes (collectively referred to as the financial statements) included in the Registration Statement. We also consent to the reference to our firm under the heading “Experts” in the Prospectus.

/s/ Friedman LLP

New York, New York

July 3, 2019